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                                            March 14, 1994


AFD Exchange Reserves
1345 Avenue of the Americas
New York, New York 10105

Gentlemen:

         In connection with, our purchase of 100,200 shares of beneficial interest of AFD Exchange Reserves, for an aggregate cash consideration of one hundred thousand two hundred dollars (6100,200.00), representing 100,000 Class A shares, 100 Class B shares and 100 Class C shares, this will confirm that we are buying such shares for investment for our own account only, and not with a view to reselling or otherwise distributing them.

                             Very truly yours,

                             Alliance Capital Management L.P.

                             By Alliance Capital Management
                                Corporation, its general partner

                             By   /S/ Edmund P. Bergan, Jr.
                                 ____________________________
                                       Edmund P. Bergan, Jr.


























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